                                                                      EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

         SUBSIDIARY                                 STATE OF INCORPORATION
         ----------                                 ----------------------
     One Source Supply, Inc.                               Florida
     HMA Enterprises, Inc.
      d/b/a Gulf Coast Supply and the Supply Depot         Texas